Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-222916, 333-219726, 333-214883, 333-208679, and 333-201797) and Form S-8 (File Nos. 333-169742 and 333-196067) of S&W Seed Company of our report dated September 20, 2018 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
     Crowe Horwath LLP

San Francisco, California
September 20, 2018